Exhibit 99.1

TranSwitch Corporation Announces First Quarter Results

(Shelton, CT) April 20, 2005 • TranSwitch Corporation (NASDAQ: TXCC) announced today that it posted first quarter, 2005 net revenues of $9.0 million and a net loss of ($6.3) million, or ($0.06) per basic and diluted common share.

During the quarter ended March 31, 2005, the Company reported a gross margin of $5.8 million. This margin was impacted by a cost of sales benefit totaling $0.6 million from the sale of inventory previously written-off and a provision for excess inventories of $0.5 million.

The net loss for the first quarter, 2005 includes the following non-cash items:

•	other income of approximately $1.6 million to reflect the change in the fair value of the derivative liability relating to the Company’s 5.45% Convertible Plus Cash NotesSM due September 30, 2007, issued on September 30, 2003;

•	restructuring charges totaling approximately $1.5 million resulting from the Company’s disengagement from TranSwitch S.A., a wholly owned research and development subsidiary in France, workforce reductions in the Company’s Shelton and Boston locations as well as related asset impairments; and

•	interest expense of approximately $1.2 million relating to the on-going amortization of the debt discount related to the Company’s 5.45% Convertible Plus Cash NotesSM due September 30, 2007.

For comparison purposes, the net revenues, the gross margin and the net loss for the first quarter, 2004 were:

•	the net revenues were $8.2 million;

•	the gross margin was $6.1 million; and

•	the net loss was ($15.3) million, or ($0.17) per basic and diluted common share.

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Results for the first quarter of 2004 included a non-cash gain of $0.8 million to reflect the change in the fair value of the derivative liability relating to the 5.45% Convertible Plus Cash NotesSM issued on September 30, 2003.

“We are encouraged by our first quarter results and the demand and interest across our product line in this quarter,” stated Dr. Santanu Das, Chairman of the Board, Chief Executive Officer, and President of TranSwitch Corporation. “Our EtherMap-3 product secured ten additional design wins this quarter bringing the total to date to 141 design wins with 75 customers. In all, we secured 34 design wins this quarter of which 14 came from several Tier-1 accounts,” commented Dr. Das. “We are also pleased that we secured 4 design wins with our Envoy series of products,” continued Dr. Das.

“In the first quarter, 2005, we took several steps to meaningfully reduce our expenses. These steps included disengagement from our R&D subsidiary in France and reducing headcount in our Shelton and Boston locations,” stated Dr. Das.

“While we are pleased with our first quarter results, the short-term visibility is still limited even though we believe the end-market is sound,” continued Dr. Das. “Therefore, we are estimating that our second quarter, 2005 product revenues will be around $7.5 million, of which approximately $5.2 million was in opening backlog. Our second quarter, 2005 net loss is estimated to be in the range of ($0.07) to ($0.09) per basic and diluted common share. This net loss estimate for the second quarter, 2005 excludes any adjustment to the fair value of the derivative liability associated with our 5.45% Convertible Plus Cash NotesSM. The non-cash adjustment to fair value is based on several estimates, including our common stock price during the quarter ending June, 2005,” concluded Dr. Das.

Additional details on TranSwitch’s first quarter results will be discussed during a conference call regarding this announcement on Wednesday, April 20, 2005 at 5:30 pm eastern time. To listen to the live call, investors can dial (913) 981-5545 and reference confirmation code: 2312045. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through April 30, 2005. To access the replay, dial (719) 457-0820 and enter confirmation code: 2312045. Investors can also access an audio webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, CT, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions - Connectivity Engines™ - to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area

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Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch Corporation, Shelton, CT is an ISO 9001:2000 registered company. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Website - http://www.transwitch.com.

Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.

For more information contact:

Peter J. Tallian

Senior Vice President, Chief Financial Officer and Treasurer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com

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TranSwitch Corporation Announces First Quarter Results

TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except for per share amounts)

	Three Months Ended March 31,
	2005	2004
Net revenues:
Product revenues	$9,038	$8,203
Service revenues	9	2

Total net revenues	9,047	8,205
Cost of revenues:
Cost of product revenues	3,283	2,146
Cost of service revenues	—	—

Total cost of revenues	3,283	2,146

Gross profit	5,764	6,059
Operating expenses:
Research and development	6,212	13,669
Marketing and sales	2,708	3,331
General and administrative	1,199	1,871
Restructuring charge (benefit) and asset impairments	1,479	(151)

Total operating expenses	11,598	18,720

Operating loss	(5,834)	(12,661)
Other (expense) income:
Impairment of investments in non-publicly traded companies	—	(111)
Change in fair value of derivative liability	1,627	775
Interest (expense) income:
Interest income	696	532
Interest expense	(2,787)	(3,419)

Interest expense, net	(2,091)	(2,887)

Total other (expense) income, net	(464)	(2,223)

Loss before income taxes, extraordinary loss and cumulative effect of adoption of accounting principle	(6,298)	(14,884)
Income tax expense	25	103

Net loss before cumulative effect of adoption of accounting principle	(6,323)	(14,987)
Cumulative effect on prior years of adoption of and retroactive application of FIN 46R	—	(277)

Net loss	$(6,323)	$(15,264)

Basic and diluted loss per common share:
Net loss before cumulative effect of adoption of accounting principle	$(0.06)	$(0.17)
Cumulative effect on prior years of adoption of and retroactive application of FIN 46R	—	—

Net loss	$(0.06)	$(0.17)

Basic and diluted average common shares outstanding	103,476	91,031

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TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and short-term investments	$108,884	$102,504
Accounts receivable, net	4,628	4,795
Inventories	2,319	2,933
Prepaid expenses and other current assets	2,106	2,243

Total current assets	117,937	112,475

Long-term marketable securities	17,167	32,178
Property and equipment, net	3,590	3,590
Other assets	6,195	6,465

Total assets	$144,889	$154,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$7,322	$10,579
Restructuring liabilities	2,254	1,093
4.50% Convertible Notes due 2005	24,442	24,442

Total current liabilities	34,018	36,114

Restructuring liabilities – long-term	21,154	21,532
5.45% Convertible Plus Cash NotesSM due 2007, net of debt discount of $11,954 and $13,149, respectively	68,566	67,370
Derivative liability	6,899	8,461

Total liabilities	130,637	133,477

Commitments and contingencies

Total stockholders’ equity	14,252	21,231

Total liabilities and stockholders’ equity	$144,889	$154,708